POWER OF ATTORNEY

       KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of James Bowden, Mark Bonner, Claudia A. Brandon, Sheila R. James, Amanda Hobin, Corey Issing and Raymond Ling of Neuberger Berman, and Lisa Goldstein and Nicole M. Runyan of Proskauer Rose LLP., signing singly, his/her true and lawful attorney-in-fact to:

1. execute for and on behalf of the undersigned, Forms 3, 4 and/or 5, and amendments thereto, and any successor forms adopted by the Securities and Exchange Commission, respecting each closed-end investment company listed on Exhibit A hereto (the "Funds") and as may be formed from time to time, in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and the rules thereunder;

2. do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4 or 5, or amendment thereto, and any successor forms adopted by the Securities and Exchange Commission, and the filing of such form with the United States Securities and Exchange Commission and any other authority, including preparing, executing and filing Form ID with the Securities and Exchange Commission; and

3. take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

       The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his/her substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

       This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Funds, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 25th day of May, 2018.

						/s/ Thomas G. Yellin
						--------------------
						Signature

						Thomas G. Yellin
						----------------
						Name


				Exhibit A

Excelsior Private Markets Fund II (TE), LLC
Excelsior Private Markets Fund II (TI), LLC
Excelsior Private Markets Fund II (Master), LLC

Excelsior Private Markets Fund III (TE), LLC
Excelsior Private Markets Fund III (TI), LLC
Excelsior Private Markets Fund III (Master), LLC

Excelsior Venture Partners III, LLC

NB Crossroads Private Markets Fund IV (TE) - Client LLC
NB Crossroads Private Markets Fund IV (TI) - Client LLC
NB Crossroads Private Markets Fund IV Holdings LLC

NB Crossroads Private Markets Fund V (TE) LP
NB Crossroads Private Markets Fund V (TI) LP
NB Crossroads Private Markets Fund V (TE) Advisory LP
NB Crossroads Private Markets Fund V (TI) Advisory LP
NB Crossroads Private Markets Fund V Holdings LP

UST Global Private Markets Fund LLC